Exhibit 10.1

Amendment #7
to
Convertible Promissory Note

This AMENDMENT (this “Amendment”) is entered into by and between Company and Holder (each as defined below), effective as of December 30, 2023 (the “Effective Date”), binding on the undersigned parties as of that date.

RECITALS

Odyssey Group Intl, Inc. (“Company”) and LGH Investments, LLC (“Holder”) entered into that certain Convertible Promissory Note (the “Note”) dated April 5, 2021 in the amount of $1,050,000.00 (the “Loan Amount”). Capitalized terms not otherwise defined have the meaning set forth in the Note.

Whereas, the parties have agreed to extend the maturity date of the Note and change the interest rate and conversion rate, subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Extension of Maturity Date. The Maturity Date of the Note is amended and extended to June 30, 2024.

2. Compensation for Extension. In exchange for the extension of the Maturity Date, $60,000.00 shall be added to the principal amount outstanding on the Note between the Company and Holder as of the Effective Date hereof.

3. Prepayment. Section (3)(d)(ii) shall be permanently redefined to state: “The Company may prepay this Note at any time by providing Holder notice of its intent to prepay the outstanding amounts due under the Note (the “Prepayment Notice”). Once the Company provides Notice to Holder of its intent to prepay, the Holder shall have the sole option to convert any amounts due under the Note for 30 (thirty) days prior to the Company making payment. If the Holder does not elect to make a conversion within the thirty days, the Company shall tender the full amount in the Prepayment Notice by paying one hundred ten percent (110%) of the total outstanding balance including all principal, defaults and interest. to the Holder within five (5) calendar days. If the Holder has previously provided a notice of conversion to the Company, the Company may not prepay any of the amounts included in the notice of conversion.

4. Note Conversion Price. Section (3)(a)(ii) shall permanently be changed to read: shall equal twelve cents ($0.12) per Common Share.

5. Effectiveness; Conflict. Except as modified hereby, the Note and terms thereof shall remain in full force and effect. On and after the effectiveness of this Amendment, each reference in the Notes to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note, as amended by this Amendment. To the extent the terms of this Amendment conflict with any provision of the Note or any of the documents referenced therein, then the provisions of this Amendment shall control.

6. Counterparts. This Amendment may be executed by facsimile transmission and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

COMPANY

ODYSSEY GROUP INTL, INC.

By:	/s/ /J. Michael Redmond
Chief Executive Officer

HOLDER

LGH INVESTMENTS, LLC

By:	/s/ Lucas G. Hoppel
Managing Member

[Signature Page to Amendment No 7. to the Convertible Promissory Note]

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